Filed in the Office of	Business Number E32388472023-1
FVAguilar	Filing Number 20255022339
Secretary of State State Of Nevada	Filed On 7/9/2025 4:45:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: LogicMark, Inc. Entity or Nevada Business Identification Number (NVID): NV20232804130
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series I Non-Convertible Voting Preferred Stock Date of Designation: 11/13/2024 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * See board resolution attached hereto.
8. Signature: (Required)	X /s/ Mark Archer Signature of Officer Date: 07/09/2025

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

LOGICMARK, INC.
CERTIFICATE OF WITHDRAWAL
OF THE
CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES I NON-CONVERTIBLE VOTING PREFERRED STOCK

The undersigned, Mark Archer, the Chief Financial Officer ("Designated Officer") of LogicMark, Inc. (the "Corporation"), pursuant to the provisions of the Nevada Revised Statutes of the State of Nevada ("NRS"), does hereby certify and set forth as follows:

1. Pursuant to the authority conferred upon the board of directors of the Corporation (the "Board") pursuant to the articles of incorporation of the Corporation, as amended (the "Charter"), the Board adopted resolutions on June 23, 2025 approving the elimination of the Certificate of Designation of Preferences, Rights and Limitations (the "Series I Certificate of Designation") of Series I Non-Convertible Voting Preferred Stock of the Corporation (the "Series I Preferred Stock") by filing this Certificate of Withdrawal with the Secretary of State of the State of Nevada ("Series I Certificate of Withdrawal"), as set forth herein:

> "**RESOLVED**, that, pursuant to the NRS, the authority vested in the Board and the provisions of the Charter, the Series I Certificate of Designations shall be cancelled, eliminated and withdrawn, and all Series I Preferred Stock shall be eliminated, by filing with the Secretary of State of the State of Nevada the Series I Certificate of Withdrawal, with such changes as determined by any Designated Officer."

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Withdrawal has been executed by a duly authorized officer of the Corporation on this 9th day of July, 2025.

/s/ Mark Archer

Mark Archer
Chief Financial Officer